UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2005

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Awards Under the 2004 Annual Incentive Plan

On February 23, 2005, the Compensation Committee of the Board of Directors of The St. Joe Company (the "Company") approved awards of cash and, in some cases, restricted stock under the Company’s 2004 annual incentive plan to certain eligible employees, including the following executive officers: Peter S. Rummell, Chairman and Chief Executive Officer, $1,715,000 cash; Kevin M. Twomey, President, Chief Financial Officer and Chief Operating Officer, $1,070,000 cash; Robert M. Rhodes, Executive Vice President, $485,000 cash; Wm. Britton Greene, President, St. Joe Towns & Resorts division, $325,000 and 1,600 shares; Christine M. Marx, General Counsel and Corporate Secretary, $190,000 cash and 825 shares; and Michael N. Regan, Senior Vice President-Finance and Planning, $155,000 cash and 680 shares. The 2004 annual incentive plan was approved by the Board of Directors in February 2004, and these awards reflect the attainment of pre-established individual and corporate performance goals for 2004.

The restricted stock was awarded effective as of February 25, 2005. The restricted stock will be issued under a stock incentive plan previously approved by the Company’s shareholders. The restricted stock will vest in two equal installments on the second and third anniversaries of the date of grant. Vesting may be accelerated upon a change of control, death or disability. Unvested shares are subject to forfeiture upon termination of employment.

Approval of the 2005 Annual Incentive Plan

The Compensation Committee approved the Company's 2005 annual incentive plan, which is designed to reward corporate and individual performance. The plan establishes corporate targets (including divisional targets as to divisional employees) based on 2005 earnings per share. Bonuses of cash or a combination of cash and restricted stock may be paid to eligible employees, including the executive officers named above, after the end of the year. Bonus targets for these executive officers are in the range of 50% to 100% of base salary (with targets of 100% and 90% in the case of Messrs. Rummell and Twomey, respectively), and may be higher or lower depending on corporate performance relative to the earnings per share target and on individual performance. For executive officers who work for specific operating divisions of the Company, the annual bonus that such officers may receive is also based on the operating division's performance relative to the operating result targets for that division. Any bonuses earned under the 2005 annual incentive plan will be payable in the first quarter of 2006.

Approval of 2005 Base Salaries

At its meeting, the Compensation Committee increased the base salaries for the executive officers of the Company for 2005. The 2005 base salaries of the executive officers are listed as follows: Peter S. Rummell - $813,480; Kevin M. Twomey - $625,000; Wm. Britton Greene - $400,000; Christine M. Marx - $265,000; Michael N. Regan - $262,000. Mr. Rhodes is retiring effective as of March 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

March 1, 2005	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: Corporate Secretary